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                                                                  Exhibit 99.1


                                  Certification


Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Tollgrade Communications, Inc. (the "Corporation"), hereby certifies that the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated:  March 26, 2003

/s/ Christian L. Allison
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Name:  Christian L. Allison
Title:  Chief Executive Officer